 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                                                          Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

CORPORATE CAPITAL TRUST II

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐   Fee paid previously with preliminary materials:

☐   Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

On January 23, 2018, the following communication was emailed by CNL Securities Corp. to certain financial advisors of the shareholders of Corporate Capital Trust II.

***

FOR BROKER-DEALER AND RIA USE ONLY. Not for general use with the public.

.

Corporate Capital Trust II News: Availability of Proxy Materials

Dear Financial Advisor:

In our commitment to keep you informed, we are providing an update on important news for Corporate Capital Trust II.

●	A definitive proxy was filed Tuesday, Jan. 23, 2018 and invites shareholders to attend a special meeting on March 26, 2018 (or send in their vote via proxy).

●

As previously communicated on Dec. 11, 2017, the Company’s existing investment sub-adviser, KKR Credit Advisors (US) LLC (“KKR Credit”), announced, that they had entered into agreements with Franklin Square Holdings, L.P. (“FS Investments”) to form a joint venture to create an $18 billion middle market alternative lending platform.

●	In connection with those agreements, Corporate Capital Trust II is seeking shareholder approval for the appointment of the joint venture as investment adviser to the Company.

●	Shareholders are asked to vote on two important new agreements:

○

Proposal 1 - Approve the new investment co-advisory agreement between CCTII and KKR Credit, and a new investment advisory agreement between CCTII and an affiliate of FS Investments (“FS Adviser”). The proxy statement refers to these agreements collectively as the “Investment Co-Advisory Agreements.”

○

Proposal 2 - Approve the new investment co-advisory agreement between CCTII and FS/KKR Advisor, LLC, a newly-formed investment adviser jointly operated by KKR Credit and an affiliate of FS Investments (the “Joint Advisor”). The proxy statement refers to this agreement as the “Joint Advisor Investment Advisory Agreement.” If approved, the Joint Advisor Investment Advisory Agreement will allow the Joint Advisor to act as investment adviser to CCTII.

●

Please note that the Investment Co-Advisory Agreements and the Joint Advisor Investment Advisory Agreement would not be effective simultaneously. If approved by shareholders, and the other conditions described in the proxy statement are satisfied, or (to the extent permitted) waived, then CCTII plans to enter into the Investment Co-Advisory Agreements.

●

If Exemptive Relief is obtained and the other conditions to effectiveness of the Joint Advisor Investment Advisory Agreement are satisfied or (to the extent permitted) waived, then the Investment Co-Advisory Agreements will terminate (if effective) and CCTII will receive investment advisory services in accordance with the terms of the Joint Advisor Investment Advisory Agreement.

●	The base management fee, among other changes, will be reduced from 2.00 percent to 1.50 percent under both the Investment Co-Advisory Agreements and the Joint Advisor Investment Advisory Agreement.

The voting members of the board of directors unanimously recommends that shareholders vote “FOR” all of these proposals.

The proxy statement and the accompanying materials are being mailed to shareholders of record on or about Jan. 23, 2018 and are available on the Company's website. The proxy solicitor, Broadridge Investor Communications Solutions, Inc. (“Broadridge”), will begin calling shareholders approximately one week following that date. Corporate Capital Trust II anticipates that Broadridge will continue to call all shareholders who have not voted until the required votes approving the proposals are received. We encourage you to inform your clients about the proxy materials and the importance of voting their shares as quickly as possible. A copy is also accessible by visiting sec.gov.

As a reminder, your contacts at CNL Securities are restricted from soliciting proxies and are therefore limited in what they can do with regard to this matter. If you or your clients have specific questions about the proxy, need materials resent, or need assistance submitting their proxy, please call Broadridge at 833-868-3374. For additional information, please review the definitive proxy statement filed with the SEC on Jan. 23, 2018 and other relevant materials.

Corporate Capital Trust II is advised by CNL Fund Advisors II, LLC (CNL) and subadvised by KKR Credit Advisors (US) LLC (KKR).

FOR BROKER-DEALER AND RIA USE ONLY. Not for general use with the public. Corporate Capital Trust II is advised by CNL Fund Advisors II, LLC and subadvised by KKR, affiliates of CNL Financial Group and KKR & Co. L.P., respectively. The managing dealer of Corporate Capital Trust II is CNL Securities, member FINRA/SIPC. FS Investments is not affiliated with Corporate Capital Trust II or any of the aforementioned CNL entities.

This is not an offer to sell nor a solicitation of an offer to buy shares of Corporate Capital Trust II. For ongoing information on Corporate Capital Trust II, please refer to the offering’s website and SEC filings which are available on corporatecapitaltrustii.com and at sec.gov.

Additional Information about the Proposed Transactions and Where to Find It

This communication relates to the proposed investment co-advisory agreements and joint advisor investment advisory agreement for Corporate Capital Trust II described above (the Proposals). In connection with the Proposals, subject to any necessary approvals, Corporate Capital Trust II intends to file relevant materials with the SEC, including a proxy statement on Schedule 14A (Proxy Statement). SHAREHOLDERS OF CORPORATE CAPITAL TRUST II ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING ANY PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSALS. Investors and security holders will be able to obtain the documents filed by Corporate Capital Trust II with the SEC free of charge at the SEC's website, sec.gov and from Corporate Capital Trust II’s website at corporatecapitaltrustii.com.

Participants in the Solicitation

Corporate Capital Trust, Inc., Corporate Capital Trust II (the CCT Funds) and their respective directors, trustees, executive officers and certain other members of management and employees, including employees of KKR and FS Investments and their respective affiliates, may be deemed to be participants in the solicitation of proxies from the shareholders of the CCT Funds in connection with the Proposals. CNL Financial Group, LLC and its affiliates may also be deemed participants in the solicitation of the approvals sought pursuant to the Proxy Statement.  Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the CCT Funds’ shareholders in connection with the Proposals will be contained in the Proxy Statements when such documents become available. These documents may be obtained free of charge from the sources indicated above.

Forward Looking Statements

The information in this communication includes “forward-looking statements.” These statements are based on the beliefs and assumptions of Corporate Capital Trust II’s management and on the information currently available to management at the time of such statements. Forward-looking statements generally can be identified by the words “believes,” “expects,” “intends,” “plans,” “estimates” or similar expressions that indicate future events. Important factors that could cause actual results to differ materially from Corporate Capital Trust II’s expectations include those disclosed in Corporate Capital Trust II’s filings with the SEC. Corporate Capital Trust II undertakes no obligation to update such statements to reflect subsequent events.

© 2018 Corporate Capital Trust II. All Rights Reserved. CNL® and the Squares Within Squares design trademarks are used under license from CNL Intellectual Properties, Inc. Proxy Statements when such documents become available. These documents may be obtained free of charge from the sources indicated above.

CCTII-0118-00395-001-BD

This email was sent by:

CNL Securities, managing dealer, member FINRA/SIPC
450 S. Orange Ave., Orlando, FL
CNLSecurities.com

Follow CNL Securities on LinkedIn

If you no longer wish to receive these emails, click on the following link: Unsubscribe